Exhibit 99.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made and entered into on this 3rd day of January, 2011, by and between ELIZABETH R. JAMES, an individual resident of the State of Georgia (“James”), and SYNOVUS FINANCIAL CORP., a business corporation organized and existing under the laws of the State of Georgia (“Synovus”).

W I T N E S S E T H:

WHEREAS, James has informed Synovus of her desire to retire from Synovus;

WHEREAS, Synovus desires to avail itself of James’ knowledge and experience in selected areas in which her continuing advice, counsel and efforts can be the most meaningful for the period specified below.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, James and Synovus, intending to be legally bound, do hereby agree as follows:

Section I

RETIREMENT

1.1    James hereby retires and tenders her resignation as the Vice Chairman, Chief Information Officer and Chief People Officer of Synovus and from all other officer positions and Board and committee memberships of Synovus’ affiliated companies, effective as of January 3, 2011.

Section II

ENGAGEMENT AS AN INDEPENDENT CONTRACTOR

2.1    Synovus hereby engages James as an independent contractor, and James hereby accepts such engagement as an independent contractor, upon the terms and conditions set forth in this Agreement. James’ engagement under this Consulting Agreement shall commence on January 4, 2011, and end on May 31, 2011; provided, however, that this Consulting Agreement may be terminated earlier pursuant to the provisions of Section VI hereunder. The parties acknowledge that as of the date hereof, Synovus is a participant in the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”), which imposes certain restrictions on the compensation of current and former executive officers. As of the date hereof, the parties in good faith believe that the amounts payable under this Consulting Agreement represent payments for bona fide services to be performed and, as such, are not prohibited “golden parachute payments.” Notwithstanding anything to the contrary herein, Synovus may terminate this Consulting Agreement, and cease future payments and/or recover from James any amounts previously paid hereunder, if and to the extent required by EESA, as amended by the American Recovery and Reinvestment Act of 2009, and applicable regulations or standards issued by the Secretary of the Treasury under such Acts.

2.2    James will be an independent contractor and not an employee of Synovus. Neither James nor Synovus shall represent directly or indirectly that James is an agent, employee, or legal representative of Synovus. James shall not have the authority to incur any liabilities or obligations of any kind in the name of or on behalf of Synovus, but James shall have the authority to act as Synovus’ representative in carrying out the duties described above. James shall only be responsible for the duties described above, including making reasonable efforts to meet any project and interim deadlines. In addition to all other obligations contained herein, James agrees: (a) to proceed with diligence and promptness; and (b) to comply, at James’ own expense, with the provisions of all state, local, and federal laws, regulations, ordinances, requirements and codes which are applicable to and binding upon James for James’ performance of the services hereunder.

2.3    As an independent contractor, the mode, manner, method and means used by James in the performance of services shall be of James’ selection and under the sole control and direction of James. James’ daily schedule and hours worked under this Agreement on any given day shall generally be subject to James’ discretion. Notwithstanding the foregoing, James shall comply with reasonable work requests by Synovus that fall within the parameters set by this Agreement. James shall be responsible for all risk of loss incurred in the operation of James’ business and shall enjoy all the benefits thereof.

Section III

CONSULTING SERVICES

3.1    Based upon her background and knowledge of matters in which she was involved as the Vice Chairman, Chief Information Officer and Chief People Officer of Synovus, and her particular knowledge and relevant experience in connection with the human resources and information technology aspects of Synovus’ business, James shall provide such professional consulting and advisory services (the “Consulting Services”) as may be requested from time to time by the Chief Executive Officer of Synovus. Specifically, and without limitation, James will, as and to the extent requested, assist with the preparation, planning and execution of Synovus’ annual meeting and related committee meetings and assist with the preparation and drafting of the executive compensation provisions of Synovus’ 2011 proxy statement, including the Compensation Discussion and Analysis and accompanying compensation tables and narrative provisions relating to the compensation plans, policies and practices of Synovus in effect for fiscal year 2010 with which James has relevant knowledge that would be difficult to replicate.

3.2    In providing such services, the Chief Executive Officer and James will agree on the appropriate work schedule necessary to accomplish the requested services and desired results. James shall devote such time to the performance of Consulting Services hereunder as is reasonably necessary to perform them in a satisfactory manner, but not in excess of 20 hours per month without the written mutual agreement of the parties. Under no circumstance shall total hours worked rise above a level equal to more than 20% of the average level of services performed by James as an employee of Synovus during 2008, 2009 and 2010, in accordance with Treas. Reg. §1.409A-l(h)(1)(ii).

Section IV

NONDISCLOSURE, NONCOMPETE NONSOLICITATION,

NONINDUCEMENT AND NONDISPARAGEMENT COVENANTS

4.1    James shall hold in confidence at all times after the date hereof all Trade Secrets, and shall not disclose, publish or make use at any time after the date hereof the Trade Secrets without the prior written consent of Synovus. James also agrees that during the term of her engagement under this Consulting Agreement and for a period of two (2) years following the termination thereof, James will hold in confidence all Confidential Information and will not disclose, publish or make use of Confidential Information without the prior written consent of Synovus.

4.2    For the purposes of this Consulting Agreement, “Confidential Information” shall mean any data or information, other than Trade Secrets, that is valuable to Synovus or any of its subsidiaries or affiliates (hereinafter the “Synovus Companies”) and not generally known to competitors of the Synovus Companies. “Trade Secrets” shall mean information belonging to or hereafter acquired by any of the Synovus Companies, including, but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. For purposes of this Consulting Agreement, the term Trade Secrets shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Synovus. Nothing in this Agreement is intended, or shall be construed, to conflict with the Georgia Trade Secrets Act or to limit the definitions or protections of the Georgia Trade Secrets Act or any other applicable law protecting trade secrets or other confidential information.

4.3    During the term of this Consulting Agreement, James will not directly or indirectly provide human resources, information technology or executive management services of the type she provided to Synovus to any person or entity in the financial services business (including, without limitation, the banking, brokerage or trust business) within the States of Georgia, Florida, Alabama, South Carolina or Tennessee (hereinafter the “Area”).

4.4    During the term of this Consulting Agreement, James shall not, directly or indirectly, on behalf of herself or anyone other than the Synovus Companies, induce any employee of the Synovus Companies with whom she has worked through her employment or consulting engagement with Synovus, to leave employment with the Synovus Companies for any reason.

4.5    James agrees that she will not in any way malign or disparage Synovus or any of its directors, officers or employees, and Synovus agrees that so long as James abides by this obligation, it will not malign or disparage James. The intent of this paragraph is to protect the respective professional, business and personal reputations of James and Synovus in the community and it shall be so interpreted.

4.6    In the event James breaches the provisions of this Consulting Agreement, including without limitation the covenants contained in Section IV of this Agreement, all payments under this Consulting Agreement shall immediately cease and no further payments shall be due or payable hereunder.

Section V

COMPENSATION

5.1    In consideration of the consulting services to be rendered by James hereunder, and in consideration of the foregoing covenants and agreements of James herein contained, Synovus hereby agrees to pay to James, for each month (or partial month) during the term of this Consulting Agreement, a consulting fee of Fifteen Thousand Dollars ($15,000). Payments made hereunder shall be paid to James on or about the last business day of each month during the term hereof. Synovus also agrees to use its best efforts to transfer James’ current corporate cellular telephone number to James personally.

5.2    James acknowledges that she is an independent contractor for all purposes. James agrees to treat all payments made to her hereunder as payments received by an independent contractor for all tax purposes and to pay any and all taxes payable in connection with her engagement hereunder, including, without limitation, all applicable income and self employment taxes. James hereby agrees to indemnify and hold harmless Synovus and each of its affiliates from direct liability for any and all federal, state and local taxes or assessments of any kind arising out of any payment made by Synovus to James hereunder. James shall be responsible for all tax reporting, tax payments, withholdings, insurance and other payments, expenses and filings required to be made or paid by her or her agents or employees. Further, neither James nor any of her agents or employees on account of her or their having rendered Consulting Services hereunder shall be entitled to any benefits provided by Synovus to any of its employees, including, without limitation, any retirement plan, insurance program, disability plan, medical benefits plan or any other fringe benefit program sponsored and maintained by Synovus for its employees; provided however, nothing stated in this Agreement shall in any way affect any benefits to which James may be entitled as a result of her prior employment with Synovus or its affiliates.

Section VI

DEATH OR DISABILITY

6.1    James’ engagement under this Consulting Agreement shall terminate upon James’ death or total and permanent disability. For purposes of this Consulting Agreement, the term “total and permanent disability” shall mean the substantial physical or mental inability of James to fulfill her duties under this Consulting Agreement as certified to in writing by two (2) competent physicians, at least one of whom must practice in Columbus, Georgia. One of such physicians shall be selected by Synovus’ Board of Directors and the other physician shall be selected by James or her duly appointed guardian or legal representative.

Section VII

COMPLETE RELEASE

7.1    James hereby unconditionally releases Synovus and its subsidiaries, parent companies and affiliated companies, and their respective officers, directors, shareholders, employees, attorneys, agents and representatives (the “Releasees”) from each and every action, claim, right, contract, liability or demand of any kind or nature that James had, has now or might later claim to have against any of the Releasees as of the date of her execution of this Agreement, known or unknown, including, but not limited to, any and all claims in connection with James’ employment relationship and the termination of James’ employment relationship. Specifically included in this release, without limitation, are all employment claims and any other claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Civil Rights Act of 1964 (“Title VII”), the Family and Medical Leave Act of 1993 (“FMLA”), 42 U.S.C. § 2000e, et seq., 42 U.S.C. § 1981 (“Section 1981”), Age Discrimination in Employment Act of 1967, Rehabilitation Act of 1973, Equal Pay Act of 1963, Occupational Safety and Health Act, Immigration Reform and Control Act of 1986, Americans with Disabilities Act (the “ADA”), and Employee Polygraph Protection Act of 1989. This is not a complete list and James further waives and releases all rights and claims under all other federal, state and local discrimination provisions and all other statutory and common law causes of action relating in any way to her employment or separation from employment with Synovus. This release does not apply to the payments described in this Consulting Agreement or to James’ rights to receive payments or benefits under any written benefit, compensation or retirement plan maintained by any of the Synovus Companies relating to her prior employment with Synovus.

7.2    Synovus hereby advises James to consult with an attorney or other counselor of her choice prior to executing this Agreement. James expressly acknowledges and agrees that she has read this Agreement and Release carefully, that she has had ample time and opportunity to consult with an attorney or other advisor of her choosing concerning her execution of this Agreement, that Synovus has advised her of her opportunity to consult an attorney or other advisor and has not in any way discouraged her from doing so, that she fully understands that the Agreement is final and binding, that it contains a release of potentially valuable claims, and that the only promises or representations she has relied upon in signing this Agreement are those specifically contained in the Agreement itself. James also acknowledges and agrees that she has been offered at least twenty-one (21) days to consider this Agreement before signing and that she is signing this Agreement voluntarily, with the full intent of releasing Synovus from all claims.

7.3    James may revoke the Agreement at will at any time prior to twelve o’clock (12:00) noon on the eighth (8th) day immediately following the date of execution of this Agreement by delivering written notice of the revocation to Kessel Stelling, President and Chief Executive Officer at his office at Synovus by that deadline. James agrees that, if she revokes the Agreement prior to that time, she will return to Synovus any and all payments already received pursuant to this Agreement. The Agreement may not be revoked after that time. James also agrees that if she ever attempts to rescind, revoke or annul this Agreement after the seven-day revocation period or if attempts at any time to make, assert or prosecute any claim(s) covered by the Release contained in this Section VII, other than solely a claim under the ADEA, she will first return to Synovus any all payments already received by her under this Agreement, plus interest at the highest legal rate, and she will pay Synovus’ attorney’s fees and costs incurred in defending itself against the claim(s) and/or the attempted revocation, rescission or annulment.

Section VIII

MISCELLANEOUS

8.1    This Consulting Agreement shall be governed by and interpreted under the laws of the State of Georgia without regard to its conflict or choice of law provisions.

8.2    All notices or other communications required or permitted hereunder or necessary and convenient in connection herewith shall be in writing and delivered in person or by express delivery service or postage prepaid first class mail, return receipt requested, to the following addresses:

If to James:

Elizabeth R. James

6823 Hilltop Court

Columbus, Georgia 31904

If to Synovus:

Synovus Financial Corp.

Attn: General Counsel

P.O. Box 120

Columbus, Georgia 31902

or to such other addresses as James or Synovus may designate by notice to the other parties hereto in the manner set forth in this Section VIII.

8.3    This Consulting Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and may not be changed or amended except upon written amendment executed by the parties hereto.

8.4    All of the terms and provisions of this Consulting Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of James hereunder shall not be assignable in whole or in part by James.

8.5    This Consulting Agreement may be executed in two or more counterparts, each of which, when executed, shall be deemed an original instrument.

IN WITNESS WHEREOF, Synovus has caused this Consulting Agreement to be executed on its behalf and James has hereunto set her hand and seal, as of the day and year first above written.

SYNOVUS FINANCIAL CORP.

By:	/s/ Kessel Stelling
Kessel Stelling
President and Chief Executive Officer

/s/ Elizabeth R. James	(L.S.)
Elizabeth R. James